UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported) April 22, 2014

Digi International Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34033	41-1532464
(State of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

11001 Bren Road East, Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

(952) 912-3444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2014, Joseph T. Dunsmore, the Chairman of the Board, President and Chief Executive Officer of Digi International Inc. (“Digi”) announced his decision to retire from his positions at Digi effective December 31, 2014. At the same time, Digi entered into a transition agreement with Mr. Dunsmore setting forth terms for a transition of his duties. Digi also announced that the Board of Directors engaged an executive search firm to commence a search for Mr. Dunsmore’s successor. A copy of the transition agreement is attached hereto as Exhibit 10.1 and a copy of Digi’s press release announcing Mr. Dunsmore’s retirement is attached hereto as Exhibit 99.1.

Pursuant to the terms of the transition agreement, Mr. Dunsmore will remain employed with Digi through December 31, 2014, although he may be relieved of his duties earlier if his successor commences employment. In exchange for Mr. Dunsmore’s commitment to remain with Digi through December 31, 2014 to facilitate a smooth transition, Digi agreed to provide the following compensation and benefits to Mr. Dunsmore: (i) his current annual base salary paid in a lump sum following termination of his employment (the “One Year Lump Sum”), (ii) his current annual base salary paid on regular payroll dates over the year commencing on the first anniversary of termination of his employment, (iii) a pro rata payout of his annual cash incentive for the period from October 1 to December 31, 2014, based on Digi’s actual performance against target for fiscal 2015, (iv) continued coverage of medical and dental benefits for one year following termination of employment, and (v) reimbursement of Mr. Dunsmore’s legal fees in reviewing the transition agreement, up to $10,000.

Digi will not terminate Mr. Dunsmore’s employment during the transition period other than for cause. Similarly, if Mr. Dunsmore terminates his employment during that period, other than due to his death, Digi will be relieved of its obligations to provide the compensation and benefits described above. In the event of Mr. Dunsmore’s death prior to December 31, 2014, Digi will pay to Mr. Dunsmore’s beneficiary the One Year Lump Sum payment, and will be relieved of its obligation to provide additional compensation and benefits. In the event of a change in control of Digi prior to December 31, 2014, Digi will accelerate the One Year Lump Sum payment, and the other compensation and benefits will be provided as set forth in the transition agreement. As a condition to receiving the above compensation and benefits, Mr. Dunsmore must comply with the covenants in his employment agreement regarding confidentiality, non-competition and non-solicitation, and he must sign and not rescind a release of claims in favor of Digi.

Item 9.01	Financial Statements and Exhibits.

The following Exhibits are filed herewith:

10.1	Transition Agreement between the Company and Joseph T. Dunsmore dated April 22, 2014

99.1	Press Release dated April 23, 2014, announcing CEO retirement plans

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: April 23, 2014

DIGI INTERNATIONAL INC.

By:	/s/ Steven E. Snyder
Steven E. Snyder
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

No.	Exhibit	Manner of Filing

10.1	Transition Agreement between the Company and Joseph T. Dunsmore dated April 22, 2014	Furnished Electronically

99.1	Press Release dated April 23, 2014, announcing CEO retirement plans	Furnished Electronically